                                                                    Exhibit 4(a)

                             MANAGEMENT AGREEMENT

  Allmerica Financial Investment Management Services, Inc. (the "Adviser") and Allmerica Investment Trust ("Trust") hereby confirm their Agreement covering services as hereinafter set forth. The terms and provisions of this Agreement shall take effect on April 16, 1998.

1. The Trust hereby retains the Adviser as investment adviser for the series of shares of the Trust as listed on Schedule A attached hereto and for such other series of shares as the Trust and the Adviser may from time to time agree on, each such series of shares being hereinafter referred to as a "Fund." The Adviser shall also manage, supervise and conduct the other affairs and business of the Trust and matters incidental thereto, subject always to the provisions of the Trust's Agreement and Declaration of Trust, Bylaws and of the provisions of the Investment Company Act of 1940, as amended ("1940 Act"). In providing and performing such services, the Adviser will function in cooperation with and subject always to the direction and control of the Trustees of the Trust and in cooperation with the Trust's authorized officers and representatives.

2.   Investment Advisory Services. The Adviser agrees to act as the investment
     ----------------------------
     adviser for, and to manage the investment of assets of, each Fund and to make purchases and sales of securities for each Fund's account. The Adviser shall assume responsibility for the management of the portfolio securities of each Fund and the making and execution of all investment decisions for each Fund.

     A. Investment of each Fund's assets shall be in accordance with the objectives and policies of each Fund as set forth in the current Registration Statement of the Trust filed with the Securities and Exchange Commission (the "SEC"), and any applicable federal and state laws.

     B. The Adviser shall report to the Trustees of the Trust (the "Trustees") at such times and in such detail as the Trustees may from time to time determine to be appropriate in order to permit the Trustees to determine the adherence by the Adviser to the investment policies and legal requirements of each Fund.

     C. The Adviser shall place all orders for the purchase and sale of portfolio investments for the account of the Funds with issuers, brokers or dealers selected by the Adviser which may include brokers or dealers affiliated with the Adviser. In the selection of such brokers or dealers and the placing of such orders, the Adviser shall always seek best execution (except to the extent permitted by the next sentence hereof), which is to place portfolio transactions where the Trust can obtain the most favorable combination of price and execution services in particular transactions or provided on a continuous basis by a broker or dealer, and to deal directly with a principal market maker in connection with over-the-counter transactions, except when it is believed that best execution is obtainable elsewhere. Subject to such policies as the Trustees may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a broker or dealer that provides brokerage and research services an amount of commission for effecting a portfolio investment transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such excess amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser and its affiliates with respect to the Trust and to other clients as to which the Adviser or any affiliate of the Adviser exercises investment discretion.

     D. Subject to the provisions of the Trust's Agreement and Declaration of Trust and the 1940 Act, the Adviser, at its expense, may select and contract with one or more investment advisers (the "Sub-Advisers") to provide to the Adviser such investment advice relating to the assets of a Fund and related services as the Adviser may from time to time deem appropriate, or delegate any or all of its functions hereunder to one or more Sub-Advisers, provided that the Trustees shall approve any such contract with a Sub-Adviser. So long as any Sub-Adviser serves as investment adviser to any Fund pursuant to a Sub-Adviser Agreement in substantially the form attached hereto as Exhibit A (the "Sub-Adviser Agreement"), the obligation of the Adviser under this Agreement with respect to managing the investment portfolio of such Fund shall be, subject in any event to the control of the Trustees, to determine and review with such Sub-Adviser the investment objectives, policies and restrictions and placing of all orders for the purchase and sale of portfolio securities for such Fund, all as further described in the Sub-Adviser Agreement. The Adviser will compensate any Sub-Adviser of any Fund for its services to such Fund. The Adviser may terminate the services of any Sub-Adviser at any time, subject to the approval of the Trustees, and shall at such time assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected.

3.   Management Services. The Adviser will perform (or arrange for the
     -------------------
     performance by its affiliates) the management and administrative services necessary for the operation of the Trust.

     A. Subject to the supervision of the Trustees, and unless otherwise provided herein the Adviser shall be responsible for the day to day business activities of the Trust and shall perform all services appropriate thereto, including: (i) providing for members of its organization to serve without salaries as Trustees, officers, or agents of the Trust; (ii) furnishing at its expense such office space as may be necessary for the suitable conduct of the Trust's business (other than pricing and bookkeeping) and all necessary light, heat, telephone service, office equipment stationery, and stenographic, clerical, mailing and messenger service in connection with such office; (iii) on behalf of the Funds of the Trust, supervising relations with, and monitoring the performance of, custodians, depositories, transfer and pricing agents, accountants, attorneys, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable; (iv) preparing all general shareholder communications, including shareholder reports; (v) conducting shareholder relations; (vi) maintaining the Trust's existence and its records; (vii) during such times as shares are publicly offered, maintaining the registration and qualification of the Trust's shares under federal and state law; and (viii) investigating the development of management and shareholder services (and, if appropriate, assisting in the development and implementation of such services) designed to enhance the value or convenience of the Funds of the Trust as investment vehicles.

     B. The Adviser shall also furnish such reports, evaluations, information or analyses to the Trust as the Trustees may request from time to time or as the Adviser may deem to be desirable. The Adviser shall make recommendations to the Trustees with respect to Fund policies, and shall carry out such policies as are adopted by the Trustees. The Adviser shall, subject to review by the Trustees, furnish such other services as the Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. Should the Trust have occasion to call upon the Adviser for services not herein contemplated or through the Adviser to arrange for the services of others, the Adviser will act for the Trust upon request to the best of its ability, the compensation for its services to be agreed upon with respect to each such occasion as it arises.

     C. The Adviser will not furnish the Trust the following services under this Agreement:

          (i) determinations of the Trust's net assets and the net asset value per share of its shares ("pricing");

          (ii)   maintenance of accounts, books and records as required by
                 Section 31(a) of the 1940 Act and the rules thereunder ("bookkeeping"); and

          (iii) provision of custodian services, transfer agent services, dividend disbursement and reinvestment services, shareholder services, or shareholder recordkeeping services.

4.   Expenses of the Trust. It is understood that the Trust will pay all its
     ---------------------
     expenses other than those expressly stated to be payable by the Adviser hereunder. The expenses payable by the Trust shall include, without limitation; (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses associated with pricing and bookkeeping;. (iv) fees and expenses of its Trustees other than those who are "interested persons" of the Trust or the Adviser; (v) legal and audit expenses; (vi) custodian, registrar and transfer agent fees and expenses;
     (vii) fees and expenses related to the registration and qualification of the Trust and the Fund's shares for distribution under state and federal securities laws; (viii) expenses of printing and mailing reports and notices and proxy material to shareholders of the Funds; (ix) all other expenses incidental to holding meetings of the Trust's shareholders, including proxy solicitations therefor; (x) insurance premiums for fidelity and other coverage; (xi) its proportionate share of association membership dues; (xii) expenses of typesetting for printing Prospectuses and Statements of Additional Information and supplements thereto; (xiii) expenses of printing and mailing Prospectuses and Statements of Additional Information and supplements thereto sent to existing shareholders: and (ix) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify the Trust's Trustees and officers with respect thereto.

5.   Compensation. As full compensation for the services furnished and expenses
     ------------
     borne by the Adviser herein, the Trust will pay a monthly fee to the Adviser, computed and paid monthly at an annual rate of the average daily net assets of each Fund, as described in Schedule B which is attached hereto.

     The fee computed with respect to the net assets of each Fund shall be paid from the assets of such Fund. The average daily net assets of each Fund shall be determined by taking an average of all of the determinations of net asset value during each month at the close of business on each business day during such month while this Agreement is in effect. The fee for each month shall be payable within five (5) business days after the end of the month.

     In the event that expenses of any Fund for any fiscal year should exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are then qualified for offer and sale, the compensation due the Adviser such period shall be reduced by the amount of such excess by a reduction or refund thereof, subject to readjustment during the Fund's fiscal year. In the event that the expenses with respect to any Fund should exceed any expense limitation which the Adviser may, by written notice to the Trust, voluntarily declare to be effective, subject to such terms and conditions as the Adviser may prescribe in the notice, the compensation due the Adviser shall be reduced, and, if necessary, the Adviser shall bear expenses with respect to the Fund, to the extent required by the expense limitation.

     If the Adviser shall serve for any period less than a full month, the foregoing compensation shall be prorated according to the proportion which such period bears to a full month.

     In addition to the foregoing, the Trust will reimburse the Adviser for the traveling and incidental expenses (other than the regular Worcester office expenses described above) which may be incurred in connection with special work performed at its request.

6.   Limitation of Liability. The Adviser shall be under no liability to the
     -----------------------
     Trust or its Shareholders or creditors for any matter or thing in connection with the performance of any of the Adviser's services hereunder or for any losses sustained or that may be sustained in the purchase, sale or retention of any investment for the Funds of the Trust made by it in good faith; provided, however, that nothing herein contained shall be construed to protect the Adviser against any liability to the Trust by reason of the Adviser's own willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

7.   Amendment. This Agreement may be amended at any time by mutual consent of
     ---------
     the parties, provided that such amendment shall have been approved (i) by vote of a majority of the outstanding voting securities of each Fund affected by such amendment, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Adviser or any Sub-Adviser or of the Trust, cast in person at a meeting called for the purpose of voting on such approval.

8.   Termination. This Agreement shall be effective as of the date executed, and
     -----------
     shall remain in full force and effect as to each Fund continuously thereafter, until terminated as provided below.

     A. Unless terminated as herein provided, this Agreement shall remain in full force and effect through ______________________, and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is approved (i) by the Trustees or by the affirmative vote of a majority of the outstanding voting securities of a Fund, and (ii) by a vote of a majority of the Trustees who are not interested persons of the Trust or of the Adviser or of any Sub-Adviser, by vote cast in person at a meeting called for the purpose of voting on such approval; provided, however, that if the continuance of this Agreement is submitted to the shareholders of a Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Adviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     B. This Agreement may be terminated as to any Fund without the payment of any penalty by vote of the Trustees or by vote of a majority of the outstanding voting securities of such Fund at any annual or special meeting or by the Adviser on sixty days' written notice.

     C. This Agreement shall automatically terminate in the event of its assignment.

9.   Agreement and Declaration of Trust. A copy of the Trust's Agreement and
     ----------------------------------
     Declaration is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed by the Trustees as Trustees and not individually, and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust.

10.  Other Agreements, etc. It is understood that any of the shareholders,
     ---------------------
     Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Adviser, and in any person controlled by or under common control with the Adviser, and that the Adviser and any person controlled by or under common control with the Adviser may have an interest in the Trust. It is also understood that the Adviser and persons controlled by or under common control with the Adviser have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses.

11.  Miscellaneous. The Adviser, its directors, officers, and its employees
     -------------
     retain the right to engage in other business, and to render portfolio management, investment advisory, or other services of any kind to any other corporation, firm, individual, or association. Neither the Adviser nor any officer, director, or shareholder of the Adviser shall act as principal or receive any compensation in connection with the purchase or sale of securities by or on behalf of the Trust other than the compensation provided in this Agreement.

     The Adviser is an independent contractor and not an agent of the Trust.

     The Trust recognizes the Adviser's control of the names "SMA Investment Trust" and "Allmerica Investment Trust" and agrees that its right to use such names is non-exclusive and can be terminated by the Adviser at any time. The use of such names will be terminated automatically if at any time the Adviser or affiliate of the Adviser ceases to be investment adviser for the Trust.

     For the purposes of this Agreement, majority of the outstanding voting securities of a Fund at any annual or special meeting shall mean a concurring vote of (i) 67% or more of the shares of the Fund represented at such meeting, if more than 50% of the outstanding shares of the Fund are represented in person or by proxy, or (ii) 50% of the outstanding shares of the Fund, whichever is less.

     For the purposes of this Agreement, the terms "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and State insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner, or the Insurance Commissioner of any other state, with any information or reports in connection with services provided under this Agreement which such Commissioner may reasonably request in order to ascertain whether the variable contracts operations of the Company are being conducted in a manner consistent with the state's regulations concerning variable contracts and any other applicable law or regulations.

     This Agreement shall be effective on the date executed. Executed this 16/th/ day of April, 1998.

                                ALLMERICA FINANCIAL INVESTMENT
                                MANAGEMENT SERVICES, INC.


/s/ Julia Fletcher              By:  /s/ Richard M. Reilly
------------------                   ---------------------
Witness

                                ALLMERICA INVESTMENT TRUST


/s/ Julia Fletcher              By:  /s/ Thomas P. Cunningham
------------------                   ------------------------
Witness

                                  SCHEDULE A
                         SERIES OF SHARES OF THE TRUST
                         as of Effective July 1, 2000


                         Select Emerging Markets Fund
                         Select Aggressive Growth Fund
                       Select Capital Appreciation Fund
                         Select Value Opportunity Fund
                       Select International Equity Fund
                              Select Growth Fund
                         Select Strategic Growth Fund
                               Core Equity Fund
                               Equity Index Fund
                         Select Growth and Income Fund
                         Select Strategic Income Fund
                      Select Investment Grade Income Fund
                             Government Bond Fund
                               Money Market Fund

                                  SCHEDULE B
                                 COMPENSATION
                        Effective as of October 1, 2000


As full compensation for the services furnished and expenses borne by the Adviser herein, the Trust will pay a monthly fee to the Adviser, computed and paid monthly at an annual rate of the average daily net assets of each Fund, as described below:

                                Select         Select     Select Capital     Select Value         Select      Select
                               Emerging      Aggressive    Appreciation       Opportunity     International   Growth
                             Markets Fund   Growth Fund        Fund              Fund          Equity Fund     Fund
                             -------------  ------------  ---------------  -----------------  --------------  -------
  Manager Fee                     1.35%          (1)             (1)              (2)                (1)         (2)


                                    Select                                                                                Select
                                  Strategic      Core            Equity        Select Growth    Select Strategic        Investment
                                    Growth      Equity           Index           and Income          Income            Grade Income
                                     Fund        Fund             Fund              Fund              Fund                 Fund
                                     ----        ----             ----              ----              ----                 ----
  Manager Fee                       0.85%         (3)              (4)               (1)               (5)                  (5)

                                  Government     Money
                                     Bond       Market
                                     Fund        Fund
                                     ----        ----
  Manager Fee                       0.50%         (6)

---------------
(1) The Manager's fees for the Select Aggressive Growth Fund, Select Capital Appreciation Fund, Select International Equity Fund, and Select Growth and Income Fund, computed daily at an annual rate based on the average daily net assets of each Fund, are based on the following schedule:


                                                                                                    Select        Select Growth
                                                Select Aggressive            Select Capital     International       and Income
   Assets                                          Growth Fund             Appreciation Fund     Equity Fund            Fund
   ------                                        ---------------          -------------------   -------------          ------
   First $100 Million..........................       1.00%                      1.00%               1.00%              0.75%
   $100 to $250 Million........................       0.90%                      0.90%               0.90%              0.70%
   $250 to $500 Million........................       0.80%                      0.80%               0.85%              0.65%
   $500 to $1 Billion..........................       0.70%                      0.70%               0.85%              0.65%
   Over $1 Billion.............................       0.65%                      0.65%               0.85%              0.65%

(2) The Manager's fee for the Select Value Opportunity Fund and Select Growth Fund, computed daily at an annual rate based on the average daily net assets of the Fund, is based on the following schedule:

                                                Select
                                                Value      Select
                                             Opportunity   Growth
            Assets                              Fund        Fund
            ------                           ------------  -------
            First $100 Million...........        1.00%       0.85%
            Next $150 Million............        0.85%       0.85%
            Next $250 Million............        0.80%       0.80%
            Next $250 Million............        0.75%       0.75%
            Over $750 Million............        0.70%       0.70%

(3) The Manager's fee for the Core Equity Fund, computed daily at an annual rate based on the average daily net assets of the Fund, is based on the following schedule:

                                                 Core
                                                Equity
            Assets                               Fund
            ------                              ------
            First $250 Million...............    0.60%
            Next $250 Million................    0.55%
            Next $250 Million................    0.50%
            Over $750 Million................    0.45%

(4) The Manager's fee for the Equity Index Fund, computed daily at an annual rate based on the average daily net assets of the Fund, are based on the following schedule:

                                                 Equity
                                                 Index
            Assets                               Fund
            ------                               -----
            First $50 Million................    0.35%
            Next $200 Million................    0.30%
            Over $250 Million................    0.25%

(5) The Manager's fee for the Investment Grade Income Fund, computed daily at an annual rate based on the average daily net assets of the Fund, are based on the following schedule:

                                                                Select
                                                Select        Investment
                                              Strategic          Grade
            Assets                           Income Fund      Income Fund
            ------                          -------------    -------------
            First $50 Million............        0.60%            0.50%
            Next $50 Million.............        0.55%            0.45%
            Over $100 Million............        0.45%            0.40%

(6) The Manager's fee for the Money Market Fund, computed daily at an annual rate based on the average daily net assets of the Fund, are based on the following schedule:

                                                 Money
                                                 Market
            Assets                                Fund
            ------                               ------
            First $100 Million.................   0.35%
            Next $400 Million..................   0.30%
            Next $250 Million..................   0.25%
            Over $750 Million..................   0.20%

                                   EXHIBIT A

                                    FORM OF
                             SUB-ADVISER AGREEMENT


  SUB-ADVISER AGREEMENT executed as of ________________,1998 between Allmerica Financial Investment Management Services, Inc. (the "Manager") and __________________________________ (the "Sub-Adviser").

Witnesseth:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.   SERVICES TO BE RENDERED BY SUB-ADVISER TO THE TRUST

     (a) Subject always to the control of the Trustees of Allmerica Investment Trust (the "Trust"), a Massachusetts business trust, the Sub-Adviser, at its expense, will furnish continuously an investment program for the following series of shares of the Trust: the _______________________________ (the "Fund") and such other series of shares as the Trust, the Manager and the Sub-Adviser may from time to time agree on (together, the "Funds"). The Sub-Adviser will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities. In the performance of its duties, the Sub-Adviser will comply with the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust and the objectives and policies of the Fund, as set forth in the current Registration Statement of the Trust filed with the Securities and Exchange Commission ("SEC") and any applicable federal and state laws, and will comply with other policies which the Trustees of the Trust (the "Trustees") or the Manager, as the case may be, may from time to time determine and which are furnished to the Sub-Adviser. The Sub-Adviser shall make its officers and employees available to the Manager from time to time at reasonable times to review investment policies of the Fund and to consult with the Manager regarding the investment affairs of the Fund. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed to be an agent of the Trust.

     (b) The Sub-Adviser, at its expense, will furnish (i) all investment and management facilities, including salaries of personnel necessary for it to perform the duties set forth in this Agreement, and (ii) administrative facilities, including clerical personnel and equipment necessary for the conduct of the investment affairs of the Fund (excluding brokerage expenses and pricing and bookkeeping services).

     (c) The Sub-Adviser shall place all orders for the purchase and sale of portfolio investments for the Fund with issuers, brokers or dealers selected by the Sub-Adviser which may include brokers or dealers affiliated with the Sub-Adviser. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser always shall seek best execution (except to the extent permitted by the next sentence hereof), which is to place portfolio transactions where the Fund can obtain the most favorable combination of price and execution services in particular transactions or provided on a continuing basis by a broker or dealer, and to deal directly with a principal market maker in connection with over-the-counter transactions, except when it is believed that best execution is obtainable elsewhere. Subject to such policies as the Trustees may determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a broker or dealer that provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such excess amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser and its affiliates with respect to the Trust and to other clients of the Sub-Adviser as to which Sub-Adviser or any affiliate of the Sub-Adviser exercises investment discretion.

2.   OTHER AGREEMENTS

       It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Sub-Adviser, and in any person controlled by or under common control with the Sub-Adviser, and that the Sub-Adviser and any person controlled by or under common control with the Sub-Adviser may have an interest in the Trust. It is also understood that the Sub-Adviser and persons controlled by or under common control with the Sub-Adviser have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses.

3.   COMPENSATION TO BE PAID BY THE MANAGER TO THE SUB-ADVISER

       The Manager will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered a fee, determined as described in Schedule A which is attached hereto and made a part hereof. Such fee shall be paid by the Manager and not by the Trust.

4.   AMENDMENTS OF THIS AGREEMENT

       This Agreement (including Schedule A attached hereto) shall not be amended as to any Fund unless such amendment is approved at a meeting by the affirmative vote of a majority of the outstanding voting securities of the Fund, if such approval is required under the

     Investment Company Act of 1940, as amended ("1940 Act"), and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Sub-Adviser.

5.   EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT

       This Agreement shall be effective as of the date executed, and shall remain in full force and effect as to each Fund continuously thereafter, until terminated as provided below:

     (a) Unless terminated as herein provided, this Agreement shall remain in full force and effect through _______________ and shall continue in full force and effect for successive periods of one year thereafter, but only so long as such continuance is specifically approved at least annually (i) by the Trustees or by the affirmative vote of a majority of the outstanding voting securities of the Fund, and (ii) by a vote of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of any Sub-Adviser, by vote cast in person at a meeting called for the purpose of voting on such approval; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     (b) This Agreement may be terminated as to any Fund without the payment of any penalty by the Manager, subject to the approval of the Trustees, by vote of the Trustees, or by vote of a majority of the outstanding voting securities of such Fund at any annual or special meeting or by the Sub-Adviser, in each case on sixty days' written notice.

     (c) This Agreement shall terminate automatically, without the payment of any penalty, in the event of its assignment or in the event that the Management Agreement with the Manager shall have terminated for any reason.

     (d) In the event of termination of this Agreement, the Fund will no longer use the name "______________" or "_________________" in materials relating to the Fund except as may be required by the 1940 Act and the rules and regulations thereunder.

6.   CERTAIN DEFINITIONS

       For the purposes of this Agreement, the ''affirmative vote of a majority of the outstanding voting securities" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

       For the purposes of this Agreement, the terms "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and rules and regulations thereunder, subject, however, to such exemptions as may be granted by the SEC under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the rules and regulations thereunder.

7.   NON-LIABILITY OF SUB-ADVISER

       The Sub-Adviser shall be under no liability to the Trust, the Manager or the Trust' s Shareholders or creditors for any matter or thing in connection with the performance of any of the Sub-Adviser's services hereunder or for any losses sustained or that may be sustained in the purchase, sale or retention of any investment for the Funds of the Trust made by it in good faith; provided, however, that nothing herein contained shall be construed to protect the Sub-Adviser against any liability to the Trust by reason of the Sub-Adviser's own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

8.   LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS

       A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed by the Trustees as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the appropriate Fund.

IN WITNESS WHEREOF, ALLMERICA FINANCIAL INVESTMENT MANAGEMENT SERVICES, INC. has caused this instrument to be signed in duplicate on its behalf by its duly authorized representative and ___________________________ has caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.


                              ALLMERICA FINANCIAL INVESTMENT
                              MANAGEMENT SERVICES, INC.


                              By:______________________________________


                              Its:_____________________________________



                              (NAME OF SUB-ADVISER)


                              By:______________________________________


                              Its:_____________________________________



Accepted and Agreed to as of the day and year first above written:


ALLMERICA INVESTMENT TRUST

By:  ______________________________________


Its: ______________________________________

                                  SCHEDULE A
                                  ----------


     The Manager will pay to the Sub-Adviser as full compensation for the Sub-Adviser's services rendered, a fee computed daily and paid quarterly at an annual rate of the average daily net assets of the Fund as described below:

                 NET ASSETS                          FEE RATE
                 ----------                          --------




     The average daily net assets of the Fund shall be determined by taking an average of all of the determinations of net asset during each month at the close of business on each business day during such month while this Agreement is in effect.

     The fee for each quarter shall be payable within ten (10) business days after the end of the quarter.

     If the Sub-Adviser shall serve for any period less than a full month, the foregoing compensation shall be prorated according to the proportion which such period bears to a full month.